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JOHN HANCOCK FINANCIAL SERVICES, INC.

John Hancock Place
Post Office Box 111                [LOGO OF JOHN HANCOCK FINANCIAL SERVICES]
Boston, Massachusetts 02117
(617) 572-8050
Fax: (617) 572-9197
E-mail: jchoodlet@jhancock.com

JAMES C. HOODLET
Vice President and Counsel

April 25, 2007

U.S. Securities and Exchange Commission
100 F St., N.E.
Washington, D.C. 20549

Re: John Hancock Life Insurance Company Account UV File Nos. 811-7766 and
    333-42378

Commissioners:

This opinion is being furnished with respect to the filing of Post-Effective No. 10 under the Securities Act of 1933 (Post-Effective Amendment No. 29 under the Investment Company Act of 1940) on the Form N-6 Registration Statement of John Hancock Life Insurance Company Account UV as required by Rule 485 under the 1933 Act.

I have acted as counsel to Registrant for the purpose of preparing this Post-Effective Amendment which is being filed pursuant to paragraph (b) of Rule 485 and hereby represent to the Commission that in our opinion this Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b).

I hereby consent to the filing of this opinion with and as a part of this Post-Effective Amendment to Registrant's Registration Statement with the Commission.

Very truly yours,

/s/ James C. Hoodlet
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James C. Hoodlet
Vice President and Counsel